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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Poster Financial Group, Inc. of our report dated March 5, 2004, except for Note 4, as to which the date is May 7, 2004, relating to the consolidated financial statements of Poster Financial Group, Inc.; and of our report dated March 5, 2004, except for Note 3, as to which the date is May 7, 2004, relating to the combined financial statements of Golden Nugget Group; and of our report dated March 5, 2004 relating to the combined financial statement schedule of Golden Nugget Group; and of our report dated March 5, 2004, except for Note 3, as to which the date is May 7, 2004, relating to the consolidated financial statements of GNLV, CORP. and Subsidiary; and of our report dated March 5, 2004 relating to the consolidated financial statement schedule of GNLV, CORP. and Subsidiary, which all appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
June 29, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM